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                                  FORM 8-A12G
                               (AMENDMENT NO. 1)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.

                                   MBIA INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Connecticut                              06-1185706
         -------------------------                      ----------
         (State of incorporation)           (IRS Employer Identification No.)

        113 King Street, Armonk, NY                         10504
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  (Address of principal executive offices)                (Zip Code)



                                 (914) 273-4545
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:  None

                   8% Public Income NotES due 2040 (PINES(R))
                   ------------------------------------------
                      (Title of class to be so registered)

                            New York Stock Exchange
                            -----------------------
                        (Name of each exchange on which
                       each class is to be so registered)

Securities Act registration statement file number to which this form relates:
333-60039

The Commission is respectfully requested to send copies of all notices, orders and communication to:

Ram Wertheim, Esq.                               Nicholas F. Potter, Esq.
General Counsel                                  Debevoise & Plimpton
MBIA Inc.                                        875 Third Avenue
113 King Street                                  New York, NY 10022
Armonk, New York 10504
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Item 1.  Description of Registrant's Securities to be Registered.

          The Registrant is applying for registration of its 8% Public Income NotES due 2040 (PINES(R)) ("PINES"). Information relating to the Registrant's debt securities is set forth under the caption "Description of Debt Securities" on pages 6 through 14 of the Registrant's prospectus (the "Prospectus"), which was included in the Registrant's registration statement on Form S-3 (Registration No. 333-60039) filed with the Securities and Exchange Commission (the "Commission") on July 28, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), which became effective on August 7, 1998 (the "Registration Statement"). Such information is incorporated by reference to the Prospectus and is filed as Exhibit 1 to this Form 8-A registration statement. Information relating specifically to the Registrant's PINES is set forth under the caption "Description of the PINES" on pages S-8 through S-10 of the Registrant's prospectus supplement dated November 29, 2000, filed with the Commission on November 30, 2000 pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "Prospectus Supplement"). Such information is incorporated by reference to the Prospectus Supplement and is filed as
Exhibit 2 to this Form 8-A registration statement.

Item 2.  Exhibits.

I.   The following exhibits are filed with the Commission:

     1. Pages 6 through 14 of the Prospectus, incorporated by reference to the Registration Statement.

     2. Pages S-8 through S-10 of the Prospectus Supplement, incorporated by reference to the Prospectus Supplement.

     3.   Specimen PINES.

     4. Restated Certificate of Incorporation of the Registrant, dated August 17, 1990 incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 (Comm. File 1-9583).

     5. Bylaws of the Registrant, as amended March 19, 1998, incorporated by reference to Exhibit 1 of the Registrant's Form 8-A/A, filed with the Commission on May 29, 1998.

     6. Senior Indenture, dated as of August 1, 1990, between the Company and The First National Bank of Chicago, as Trustee, incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-3 (Registration No. 33- 33937).
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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MBIA, INC.

                                       Registrant: /s/ Ram Wertheim
                                                  -------------------
                                           Name:  Ram Wertheim
                                           Title: General Counsel and
                                                  Corporate Secretary

Dated:  January 3, 2001